UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2016

TetraLogic Pharmaceuticals Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36208	42-1604756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Phoenixville Pike
Malvern, PA 19355
(610) 889-9900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2016, Pete A. Meyers resigned as Chief Financial Officer and Treasurer of TetraLogic Pharmaceuticals Corporation (the “Company”), effective April 30, 2016.

In connection with his resignation, Mr. Meyers entered into a Consulting Agreement with the Company (the “Consulting Agreement”) for a term of seven months beginning May 2, 2016 (the “Effective Date”). Under the Consulting Agreement, Mr. Meyers has agreed to assist the Company with all third party business collaborations and relationships, which may include, but are not limited to, the sale, license or partnering of Company assets. Mr. Meyers will receive, as compensation, a one-time lump sum cash payment of $265,000, to be paid within 30 days of the Effective Date, and will be entitled to reimbursement of reasonable out-of-pocket travel expenses he incurs in connection with performing his services under the Consulting Agreement. Under the Consulting Agreement, Mr. Meyers agreed, for the term of the Consulting Agreement and two years thereafter, not to (i) interfere with any business or other third-party relations of the Company or (ii) contact any of the Company's personnel (whether employees or independent contractors) to offer such personnel employment. Mr. Meyers also agreed to release the Company and its predecessors, successors, subsidiaries and other affiliates, and its employees and agents, from all claims arising on or before the Effective Date.

The Company will separately file the Consulting Agreement in its Quarterly Report on Form 10-Q for its second fiscal quarter. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the more detailed description to be included in such future report.

On April 5, 2016 the Board of Directors of the Company appointed Mr. Pat Hutchison, the Company’s Vice President, Finance, as Chief Financial Officer and Treasurer of the Company effective upon the effective date of Mr. Meyers’ resignation.

Mr. Hutchison, 57, has served as Vice President, Finance, of the Company since February 2014. Prior to this, he was a consultant to the Company from January 7, 2014 to February 24, 2014. Mr. Hutchison was Vice President–Corporate Controller and Chief Accounting Officer at Teleflex, Inc., an international medical device company, in 2012 and 2013. Earlier, he held the position of Vice President–Group Controller of Cephalon, Inc., formerly a large U.S. biopharmaceutical company, for 11 years, until shortly after Cephalon’s acquisition by Teva Pharmaceutical Industries Ltd. in October 2011. Mr. Hutchison was involved in almost all areas of finance at Cephalon during this period, including accounting, financial reporting, budgeting and forecasting, M&A, convertible debt and equity financings, product acquisitions, and collaborations. He began his career on the audit staff of Deloitte in Philadelphia, PA. Mr. Hutchison graduated from the University of Pennsylvania with a Bachelor of Science in Economics from the Wharton School and is an active Certified Public Accountant.

Mr. Hutchison is an at-will employee and no change is being made to his current compensation and benefits as a result of his appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2016	TetraLogic Pharmaceuticals Corporation

	By:	/s/ Richard L. Sherman
Name: Richard L. Sherman
Title: Senior Vice President, Strategic Transactions, General Counsel and Secretary